Exhibit (j)(ii)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A (File No. 33-24848) of our reports dated September 16, 2003, relating to the financial statements and financial highlights which appear in the July 31, 2003 Annual Reports to the Shareholders of Fifth Third Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the caption "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
November 25, 2003


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